UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

SUBURBAN PROPANE PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 887-5300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Credit Agreement

As previously announced by Suburban Propane Partners, L.P. (the “Partnership”), on June 26, 2009, the Partnership and Suburban Propane, L.P., a wholly-owned subsidiary of the Partnership (the “Operating Partnership”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein (collectively, the “Lenders”).

The following summary does not purport to be a complete summary of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. Terms used, but not defined, in this Form 8-K have the meanings set forth in the Credit Agreement.

The Credit Agreement provides for a $250 million revolving credit facility to the Operating Partnership (the “Revolving Credit Facility”). Borrowings from the Revolving Credit Facility will be used to provide liquidity for general corporate purposes, including working capital, capital expenditures and acquisitions, and may be made from time to time until maturity on June 25, 2013. The entire amount of the Revolving Credit Facility may be used to issue letters of credit. At the request of the Operating Partnership, and subject to obtaining additional commitments from lenders, total borrowings under the Credit Agreement may be increased to $400 million (such increase being the “Incremental Term Facility”).

Borrowings under the Revolving Credit Facility shall, at the Operating Partnership’s option, be either Base Rate Loans or Eurodollar Loans. Base Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to (x) the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the Bank of America “prime rate,” and (iii) except during a Eurodollar Unavailability Period, the Eurodollar Rate plus 1.0%, plus (y) the Applicable Rate. Eurodollar Rate Loans bear interest for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate. The Applicable Rate is determined by reference to the Total Consolidated Leverage Ratio, which is, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Partnership as of such date to (b) Consolidated EBITDA of the Partnership for the most recently completed four fiscal quarters. Amounts not paid when due will bear interest at 2% above the otherwise applicable interest rate.

The Operating Partnership has the right to prepay loans under the Revolving Credit Facility, in whole or in part, without penalty at any time prior to maturity. The Credit Agreement also includes certain mandatory prepayment provisions with respect to the Incremental Term Facility in the event of dispositions of property or other events that result in certain net cash proceeds to the Operating Partnership.

The Partnership will act as a guarantor with respect to the obligations of the Operating Partnership under the Credit Agreement pursuant to the terms and conditions set forth in the Credit Agreement. The obligations under the Credit Agreement are secured by liens on all or substantially all of the personal property of the Partnership, the Operating Partnership and their subsidiaries, as well as mortgages on the Elk Grove Facility in California, the New Jersey Headquarters and the Oregon Tank Farm.

The Agreement contains certain customary affirmative and negative covenants. Affirmative covenants include: furnishing to the Lenders periodic financial information of the Partnership and its subsidiaries; paying and discharging, at or before maturity, material obligations and liabilities; preservation of legal existence and corporate identity; maintenance of properties; compliance with all laws and regulations; maintaining proper insurance coverage; maintenance of books and records; limitations on capital expenditures; limitations on the use of proceeds from the credit extensions; and compliance with environmental laws and preparation of environmental assessments. Negative covenants include: limitations on the creation of liens, limitations on the incurrence of indebtedness and making certain investments; and limitations on the ability to merge, liquidate, consolidate, dispose of assets or capital stock, declare dividends and materially change the nature of the business. In addition, the Credit Agreement contains certain financial covenants (a) requiring the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Partnership to be not less than 2.50 to 1:00, (b) prohibiting the Total Consolidated Leverage Ratio as of the end of any fiscal quarter of the Partnership from being greater than 4:50 to 1:00, and (c) prohibiting the Senior Secured Consolidated Leverage Ratio as of the end of any fiscal quarter of the Operating Partnership from being greater than 3.00 to 1.00.

The Credit Agreement also includes events of default (with customary grace periods), including: nonpayment of principal, interest, fees or other amounts when due; violations of covenants; inaccuracies of representations and warranties; cross-defaults; the occurrence of certain insolvency proceedings; certain judgments; certain ERISA events; invalidity of loan documents; the occurrence of a Change of Control; a change in tax status; and failure of collateral documents to create a lien.

Amendment to the Third Amended and Restated Partnership Agreement of the Operating Partnership

In connection with entering into the Credit Agreement, the Third Amended and Restated Partnership Agreement of the Operating Partnership (the “OLP Partnership Agreement”) was amended to permit Suburban Energy Services Group LLC, the Operating Partnership’s general partner, to pledge its general partner interest in the Operating Partnership as security for the obligations of the Operating Partnership under the Credit Agreement and to facilitate the exercise of remedies by the Lenders in the event of a foreclosure upon their security interests.

The foregoing summary of the amendments to the OLP Partnership Agreement does not purport to be a complete summary of such amendments and is qualified in its entirety by reference to the OLP Partnership Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The Credit Agreement replaces the Operating Partnership’s Third Amended and Restated Credit Agreement with Wachovia Bank, National Association (the “Prior Credit Agreement”), which provided for a term loan (the outstanding principal amount of which was $108 million on June 26, 2009) and a separate working capital facility of up to $175 million, both of which were scheduled to mature in March 2010.

On June 26, 2009, the Operating Partnership borrowed $100 million under the Revolving Credit Facility and, along with cash on hand, repaid the $108 million then outstanding under the Prior Credit Agreement (all of which was outstanding under the term loan) and terminated the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01. under the heading “Credit Agreement” and the information contained in Item 1.02 are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 29, 2009, the Partnership issued a press release with respect to its entry into the Credit Agreement. A copy of the pres release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Credit Agreement among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated June 26, 2009
10.2	Third Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P.
99.1	Press Release of Suburban Propane Partners, L.P. dated June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By: PAUL ABEL
Name: Paul Abel
Title: Vice President, Secretary and General Counsel

Date: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Credit Agreement among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated June 26, 2009
10.2	Third Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P.
99.1	Press Release of Suburban Propane Partners, L.P. dated June 29, 2009.